UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):           October 8, 2008

NALCO HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL           60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the previously announced August 22, 2008 agreement, appointing Eric G. Melin as Chairman, Asia Pacific for Nalco Holding Company (the "Company"), the Company and Mr. Melin have implemented that agreement by entering into the attached Sign-On Restricted Share Agreement and Nonqualified Stock Option Agreement on October 8, 2008. Under the Sign-On Restricted Share Agreement, Mr. Melin will receive 27,933 restricted shares. Under the Nonqualified Stock Option Agreement Mr. Melin is granted the option to purchase 126,968 shares of stock in the Company at an exercise price of $14.32 per share.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Sign-On Restricted Share Award Agreement.
(99.2)	Nonqualified Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: October 14, 2008